Exhibit 99.1

From:    Brendan Conway (news media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

    May 1, 2023

WEC Energy Group reports first-quarter results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $507.5 million, or $1.61 per share, for the first quarter of 2023 – down from $565.9 million, or $1.79 per share, in last year's first quarter.

Consolidated revenues totaled $2.9 billion, down $20.0 million from the first quarter a year ago.

“We experienced one of the mildest winters in history. For example, this was the second-warmest first quarter in Milwaukee since 1891,” said Gale Klappa, executive chairman. “We continue to focus on the fundamentals of our business — financial discipline, operating efficiency, and customer satisfaction. And we’re confident that we can deliver another year of strong results, in line with our original guidance for 2023.”

For the quarter, natural gas deliveries in Wisconsin — excluding natural gas used for power generation — fell by 10.5 percent compared to the first quarter of 2022. On a weather-normal basis, natural gas deliveries were 1.0 percent lower.

Retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – were down by 4.4 percent in the first quarter of 2023, compared to the first quarter last year.

Electricity consumption by small commercial and industrial customers was 3.4 percent lower. Electricity use by large commercial and industrial customers – excluding the iron ore mine – declined by 3.9 percent.

Residential electricity use fell by 5.8 percent.

Exhibit 99.1
On a weather-normal basis, retail deliveries of electricity – excluding the iron ore mine – decreased by 1.9 percent.

The company is reaffirming its 2023 annual earnings guidance of $4.58 to $4.62 per share, assuming normal weather for the remainder of the year.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Monday, May 1. The call will review 2023 first-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 888-330-2443 up to 15 minutes before it begins. The number for international callers is 240-789-2728. The conference ID is 3088105.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q1 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its first-quarter performance. The materials will be available at 6:30 a.m. Central time, Monday, May 1.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through May 15, 2023. Domestic callers should dial 800-770-2030. International callers should dial 647-362-9199. The replay conference ID is 3088105.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving nearly 4.7 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in states ranging from South Dakota to Texas.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 37,000 stockholders of record, 7,000 employees and more than $42 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are

Exhibit 99.1
cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; unusual, varying or severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; natural gas reduction or electrification initiatives, mandates and other efforts to reduce the use of natural gas; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or our ability to use certain tax benefits and carryforwards; federal, state, and local legislative and regulatory changes, including changes to environmental standards, the enforcement of these laws and regulations and changes in the interpretation of regulations by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments, including impacts on the global economy, supply chain and fuel prices, generally, from the ongoing conflict between Russia and Ukraine; the impact from any health crises, including epidemics and pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2022, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended
	March 31
(in millions, except per share amounts)	2023	2022
Operating revenues	$2,888.1	$2,908.1

Operating expenses
Cost of sales	1,309.7	1,383.4
Other operation and maintenance	534.0	454.4
Depreciation and amortization	305.5	278.1
Property and revenue taxes	69.6	60.8
Total operating expenses	2,218.8	2,176.7

Operating income	669.3	731.4

Equity in earnings of transmission affiliates	43.8	41.7
Other income, net	40.8	39.6
Interest expense	172.2	117.6
Other expense	(87.6)	(36.3)

Income before income taxes	581.7	695.1
Income tax expense	74.1	127.1
Net income	507.6	568.0

Preferred stock dividends of subsidiary	0.3	0.3
Net loss (income) attributed to noncontrolling interests	0.2	(1.8)
Net income attributed to common shareholders	$507.5	$565.9

Earnings per share
Basic	$1.61	$1.79
Diluted	$1.61	$1.79

Weighted average common shares outstanding
Basic	315.4	315.4
Diluted	315.9	316.2

Dividends per share of common stock	$0.7800	$0.7275

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$35.7	$28.9
Accounts receivable and unbilled revenues, net of reserves of $213.8 and $199.3, respectively	1,780.6	1,818.4
Materials, supplies, and inventories	523.5	807.1
Prepaid taxes	153.0	201.8
Other prepayments	64.9	69.8
Collateral on deposit	214.2	122.4
Other	66.6	139.3
Current assets	2,838.5	3,187.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $10,532.3 and $10,383.8, respectively	30,379.4	29,113.8
Regulatory assets (March 31, 2023 and December 31, 2022 include $90.9 and $92.4, respectively, related to WEPCo Environmental Trust Finance I, LLC)	3,313.1	3,264.6
Equity investment in transmission affiliates	1,921.7	1,909.2
Goodwill	3,052.8	3,052.8
Pension and OPEB assets	933.4	916.7
Other	357.0	427.3
Long-term assets	39,957.4	38,684.4
Total assets	$42,795.9	$41,872.1

Liabilities and Equity
Current liabilities
Short-term debt	$1,261.2	$1,647.1
Current portion of long-term debt (March 31, 2023 and December 31, 2022 each include $8.9 related to WEPCo Environmental Trust Finance I, LLC)	808.2	881.2
Accounts payable	680.0	1,198.1
Other	1,016.4	884.6
Current liabilities	3,765.8	4,611.0

Long-term liabilities
Long-term debt (March 31, 2023 and December 31, 2022 each include $94.1 related to WEPCo Environmental Trust Finance I, LLC)	15,827.3	14,766.2
Deferred income taxes	4,703.2	4,625.6
Deferred revenue, net	367.0	370.7
Regulatory liabilities	3,689.8	3,735.5
Environmental remediation liabilities	491.7	499.6
Pension and OPEB obligations	168.5	171.6
Other	1,794.9	1,475.3
Long-term liabilities	27,042.4	25,644.5

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,434,531 shares outstanding	3.2	3.2
Additional paid in capital	4,113.6	4,115.2
Retained earnings	7,526.7	7,265.3
Accumulated other comprehensive loss	(6.9)	(6.8)
Common shareholders' equity	11,636.6	11,376.9

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	320.7	209.3
Total liabilities and equity	$42,795.9	$41,872.1

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Three Months Ended
	March 31
(in millions)	2023	2022
Operating activities
Net income	$507.6	$568.0
Reconciliation to cash provided by operating activities
Depreciation and amortization	305.5	278.1
Deferred income taxes and ITCs, net	56.5	103.8
Contributions and payments related to pension and OPEB plans	(5.5)	(3.6)
Equity income in transmission affiliates, net of distributions	(6.4)	(7.7)
Change in –
Accounts receivable and unbilled revenues, net	60.7	(174.3)
Materials, supplies, and inventories	293.6	267.0
Prepaid taxes	48.8	62.5
Collateral on deposit	(91.8)	0.2
Other current assets	40.6	21.3
Accounts payable	(424.7)	(293.8)
Temporary LIFO liquidation credit	43.8	130.7
Collateral received	—	132.5
Other current liabilities	19.9	26.3
Other, net	(52.5)	(34.2)
Net cash provided by operating activities	796.1	1,076.8

Investing activities
Capital expenditures	(499.4)	(383.5)
Acquisition of Whitewater Cogeneration Facility	(76.0)	—
Acquisition of Sapphire Sky Wind Energy LLC, net of cash acquired of $0.3	(442.6)	—
Acquisition of Samson I Solar Energy Center LLC, net of cash acquired of $5.2	(249.4)	—
Capital contributions to transmission affiliates	(6.1)	(21.1)
Proceeds from the sale of assets	4.6	9.7
Proceeds from the sale of investments held in rabbi trust	10.4	15.4
Insurance proceeds received for property damage	—	41.0
Other, net	(9.4)	0.3
Net cash used in investing activities	(1,267.9)	(338.2)

Financing activities
Exercise of stock options	0.9	11.8
Purchase of common stock	(6.9)	(23.4)
Dividends paid on common stock	(246.1)	(229.6)
Issuance of long-term debt	1,100.0	—
Retirement of long-term debt	(35.2)	(15.4)
Change in commercial paper	(385.4)	(447.9)
Payments for debt issuance costs	(7.0)	(0.8)
Other, net	(2.7)	(1.2)
Net cash provided by (used in) financing activities	417.6	(706.5)

Net change in cash, cash equivalents, and restricted cash	(54.2)	32.1
Cash, cash equivalents, and restricted cash at beginning of period	182.2	87.5
Cash, cash equivalents, and restricted cash at end of period	$128.0	$119.6